EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2023 Fourth Quarter Results

STAMFORD, Conn., Dec. 06, 2023 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2023 fourth quarter and year ended September 30, 2023.

Three Months Ended September 30, 2023 Compared to the Three Months Ended September 30, 2022
For the fiscal 2023 fourth quarter, Star reported a 10.0 percent decrease in total revenue to $266.9 million compared with $296.6 million in the prior-year period, largely due to a decrease in selling prices and, to a lesser extent, a decline in total petroleum product demand. The volume of home heating oil and propane sold during the fiscal 2023 fourth quarter decreased by 0.6 million gallons, or 3.1 percent, to 18.8 million gallons, and the volume of motor fuel sold declined by 5.8 percent to 34.3 million gallons.

Star’s net loss decreased by $30.3 million in the quarter, to $19.7 million, primarily due to a favorable change in the fair value of derivative instruments of $46.8 million, somewhat offset by a decrease in the Company’s income tax benefit of $14.8 million, and an increase in depreciation and amortization expense of $1.2 million.

The Company reported a fourth quarter Adjusted EBITDA loss (a non-GAAP measure defined below) of $31.4 million, an increase of $0.7 million, reflecting the lower sales volume and an increase in operating costs of 4.6 percent, largely offset by an increase in home heating oil and propane per-gallon margins.

“As we turn the corner on fiscal 2023, I would say the year was, in many respects, similar to the one before – as we experienced elevated oil prices and continued market volatility and, thus, high revenue but, largely due to warmer weather, lower overall product demand,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “Notably, temperatures for the year were the third warmest in 123 years within the New York City metropolitan area. That said, we maintained our cost discipline, achieved slightly improved net customer attrition versus the prior fiscal year and completed several acquisitions that complement our existing businesses in key geographic areas. We remain focused on effectively managing working capital, controlling operating expenses, and providing the best customer service possible as we head into fiscal 2024.”

Fiscal Year Ended September 30, 2023 Compared to Fiscal Year Ended September 30, 2022
For fiscal 2023, Star reported nearly flat revenue year-over-year of $2.0 billion, as a decrease in total volume sold was almost totally offset by an increase in selling prices in response to higher wholesale product costs.

The volume of home heating oil and propane sold during fiscal 2023 decreased by 36.9 million gallons, or 12.5 percent, to 259.2 million gallons, with the additional volume provided from acquisitions more than offset by the impact of warmer temperatures, net customer attrition and other factors. Temperatures in Star’s geographic areas of operation for the twelve-month period were 7.7 percent warmer than during the prior fiscal year and 16.3 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income declined by $3.4 million, to $31.9 million, primarily due to a $13.5 million decrease in Adjusted EBITDA and a $5.0 million increase in interest expense, partially offset by a $15.3 million favorable change in the fair value of derivative instruments.

Adjusted EBITDA decreased by $13.5 million, to $96.9 million, as a decline in home heating oil and propane volume more than offset an increase in per gallon margins and an $11.4 million higher benefit recorded under the Company’s weather hedge.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, December 7, 2023. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 1-888-346-3470 (or 1-412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, pandemic and future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2023. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
(in thousands)	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$45,191	$14,620
Receivables, net of allowance of $8,375 and $7,755, respectively	114,079	138,252
Inventories	56,463	83,557
Fair asset value of derivative instruments	10,660	16,823
Prepaid expenses and other current assets	28,308	32,016
Assets held for sale	-	2,995
Total current assets	254,701	288,263
Property and equipment, net	105,404	107,744
Operating lease right-of-use assets	90,643	93,435
Goodwill	262,103	254,110
Intangibles, net	76,306	84,510
Restricted cash	250	250
Captive insurance collateral	70,717	66,662
Deferred charges and other assets, net	15,354	17,501
Total assets	$875,478	$912,475
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$35,609	$49,061
Revolving credit facility borrowings	240	20,276
Fair liability value of derivative instruments	118	183
Current maturities of long-term debt	20,500	12,375
Current portion of operating lease liabilities	18,085	17,211
Accrued expenses and other current liabilities	115,606	125,561
Unearned service contract revenue	63,215	62,858
Customer credit balances	111,508	93,555
Total current liabilities	364,881	381,080
Long-term debt	127,327	151,709
Long-term operating lease liabilities	77,600	81,385
Deferred tax liabilities, net	25,771	25,620
Other long-term liabilities	16,175	14,766
Partners' capital
Common unitholders	281,862	277,177
General partner	(4,615)	(3,656)
Accumulated other comprehensive loss, net of taxes	(13,523)	(15,606)
Total partners' capital	263,724	257,915
Total liabilities and partners' capital	$875,478	$912,475

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data)	2023	2022	2023	2022
	(unaudited)	(unaudited)
Sales:
Product	$188,035	$216,318	$1,650,741	$1,698,281
Installations and services	78,902	80,326	302,121	308,277
Total sales	266,937	296,644	1,952,862	2,006,558
Cost and expenses:
Cost of product	149,727	181,441	1,204,184	1,239,605
Cost of installations and services	66,477	67,979	277,927	282,723
(Increase) decrease in the fair value of derivative instruments	(17,645)	29,167	1,977	17,286
Delivery and branch expenses	76,661	73,128	353,614	353,517
Depreciation and amortization expenses	9,203	8,002	32,350	32,598
General and administrative expenses	6,161	6,053	25,780	24,882
Finance charge income	(658)	(1,206)	(5,515)	(4,506)
Operating income (loss)	(22,989)	(67,920)	62,545	60,453
Interest expense, net	(2,930)	(3,050)	(15,532)	(10,472)
Amortization of debt issuance costs	(252)	(257)	(1,084)	(955)
Income (loss) before income taxes	(26,171)	(71,227)	45,929	49,026
Income tax expense (benefit)	(6,442)	(21,234)	13,984	13,738
Net income (loss)	$(19,729)	$(49,993)	$31,945	$35,288
General Partners' interest in net income (loss)	(180)	(445)	288	281
Limited Partners' interest in net income (loss)	$(19,549)	$(49,548)	$31,657	$35,007

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.55)	$(1.36)	$0.89	$0.94
Dilutive impact of theoretical distribution of earnings	-	-	0.08	0.09
Basic and diluted income (loss) per Limited Partner Unit:	$(0.55)	$(1.36)	$0.81	$0.85

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	35,603	36,332	35,694	37,384

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended September 30,
(in thousands)	2023	2022
Net loss	$(19,729)	$(49,993)
Plus:
Income tax benefit	(6,442)	(21,234)
Amortization of debt issuance costs	252	257
Interest expense, net	2,930	3,050
Depreciation and amortization	9,203	8,002
EBITDA	(13,786)	(59,918)
(Increase) / decrease in the fair value of derivative instruments	(17,645)	29,167
Adjusted EBITDA	(31,431)	(30,751)
Add / (subtract)
Income tax benefit	6,442	21,234
Interest expense, net	(2,930)	(3,050)
Provision for losses on accounts receivable	1,251	147
Decrease in accounts receivables	24,106	49,141
Increase in inventories	(2,757)	(1,133)
Increase in customer credit balances	33,070	44,301
Change in deferred taxes	9,783	(11,018)
Change in other operating assets and liabilities	(16,591)	(3,531)
Net cash provided by operating activities	$20,943	$65,340
Net cash used in investing activities	$(22,617)	$(7,856)
Net cash used in financing activities	$(10,281)	$(51,828)

Home heating oil and propane gallons sold	18,800	19,400
Other petroleum products	34,300	36,400
Total all products	53,100	55,800

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2023	2022
Net income	$31,945	$35,288
Plus:
Income tax expense	13,984	13,738
Amortization of debt issuance costs	1,084	955
Interest expense, net	15,532	10,472
Depreciation and amortization	32,350	32,598
EBITDA	94,895	93,051
(Increase) / decrease in the fair value of derivative instruments	1,977	17,286
Adjusted EBITDA	96,872	110,337
Add / (subtract)
Income tax expense	(13,984)	(13,738)
Interest expense, net	(15,532)	(10,472)
Provision for losses on accounts receivable	9,761	5,411
Decrease (increase) in accounts receivables	15,566	(43,463)
Decrease (increase) in inventories	26,994	(21,105)
Increase in customer credit balances	17,585	5,804
Change in deferred taxes	(501)	(3,181)
Change in other operating assets and liabilities	(13,103)	4,314
Net cash provided by operating activities	$123,658	$33,907
Net cash used in investing activities	$(28,197)	$(32,626)
Net cash (used in) provided by financing activities	$(64,890)	$8,572

Home heating oil and propane gallons sold	259,200	296,100
Other petroleum products	139,000	150,100
Total all products	398,200	446,200

CONTACT: Star Group, L.P. Investor Relations 203/328-7310	Chris Witty Darrow Associates 646/438-9385 or cwitty@darrowir.com

Source: Star Group, L.P.